FORM 8-A

                    SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.  20549

            FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                PURSUANT TO SECTION 12(b) OR (g) OF THE

                     SECURITIES EXCHANGE ACT OF 1934

                          YAAK RIVER RESOURCES, INC.
        ----------------------------------------------------------
         (Exact name of registrant as specified in its charter)

               Colorado                                    84-1097796
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(State of incorporation or organization)  (I.R.S. Employer Identification No.

  2501 East Third Street, Casper, Wyoming                             82609
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(Address of principal executive offices)                           (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

                                                 Name of each exchange
      Title of each class                        on which each class
      to be so registered                        is to be registered

____________________________________     ____________________________________
____________________________________     ____________________________________
____________________________________     ____________________________________

      If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instructions A.(c)(1), please check the following box. [ ]

      If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

      Securities to be registered pursuant to Section 12(g) of the Act:

           Common Stock, par value $0.0001 per share
          --------------------------------------------
                      (Title of Class)

            Class A Common Stock Purchase Warrants
          --------------------------------------------
                      (Title of Class)

            Class B Common Stock Purchase Warrants
          --------------------------------------------
                      (Title of Class)

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Item 1.     Description of Registrant's Securities to be Registered.

      The information required pursuant to this item is incorporated by reference to the Registrant's Registration Statement No. 33-28106, previously filed on Form S-18 and effective July 21, 1989.

Item 2.     Exhibits.

      The exhibits listed below are filed as part of this Registration
      Statement:


      (a) Articles of Incorporation, incorporated by reference to Registration Statement No. 33-28106, effective July 21, 1989.

      (b) Amendment to Articles of Incorporation, incorporated by reference to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1992.

      (c) Bylaws, incorporated by reference to Registration Statement No. 33-28106, effective July 21, 1989.

      (d)  Specimen Stock Certificate.

      (e)  Specimen Class A Warrant Certificate.

      (f)  Specimen Class B Warrant Certificate.

      (g) Unit Warrant Agreement, incorporated by reference to Registration Statement No. 33-28106, effective July 21, 1989.

      (h)  Rights of Stockholders (included in (a), (b), (d), (e), (f), and
          (g) above).

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                                 SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  April 28, 2000               YAAK RIVER RESOURCES, INC.



By:                                 /s/ Donald J. Smith
                                    -----------------------------------------
                                    Donald J. Smith, President


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